FelCor Loadging Trust Incorporated 545 E. John Carpenter Freeway, Suite 1300 Irving, Texas 75062-3933 P 972.444.4900 F 972.444.4949 www.felcor.com NYSE: FCH	Exhibit 99.1
For Immediate Release:
FELCOR EXCEEDS SECOND QUARTER GUIDANCE
• Raises Full Year Outlook
          IRVING, Texas...August 3, 2005 - FelCor Lodging Trust Incorporated (NYSE: FCH), one of the nation’s largest hotel real estate investment trusts (REITs), today reported operating results for the second quarter and six months ended June 30, 2005.
Highlights:
Second Quarter Results:
•	Same-Store EBITDA increased to $80 million in the second quarter of 2005, from $68 million in the same period of 2004, a 17 percent increase. Adjusted EBITDA grew from $73 million in the second quarter of 2004 to $81 million in the second quarter of 2005, and exceeded the high end of our guidance.

•	Adjusted FFO was $34 million, compared to $22 million for the same period last year. Adjusted FFO per share was $0.54, compared to $0.35 for the same period last year, an increase of 54 percent. Adjusted FFO for the second quarter exceeded our previous guidance of $0.49 to $0.52 per share.

•	Net loss applicable to common stockholders was $5 million, or a net loss of $0.08 per share, compared to the prior year second quarter net loss of $41 million, or $0.69 per share.

•	Revenue per available room (“RevPAR”) for the quarter increased 9.6 percent, compared to the same period in 2004, exceeding our second quarter forecast RevPAR growth of between six and seven percent. Average daily rate (“ADR”) made up 59 percent of our RevPAR growth for the quarter.

•	Hotel operating profit increased to $75 million for the quarter, compared to $66 million in the prior year period, an increase of 14 percent. Hotel operating profit margin during the quarter was 23.1 percent, an increase of 130 basis points over the 21.8 percent margin last year.
Year to Date Results:
•	Same-Store EBITDA increased to $142 million in the first half of 2005, from $124 million, a 15 percent increase, for the six month period ended June 30, 2004. Adjusted EBITDA grew from $132 million in the first six months of 2004 to $143 million in the first six months of 2005.

•	Adjusted FFO for the year-to-date period was $50 million, compared to $30 million for the same period last year and Adjusted FFO per share was $0.79 for the current period, compared to $0.49 for the same period last year, an increase of 61 percent.

•	Net loss applicable to common stockholders was $23 million, or a net loss of $0.38 per share, compared to the prior year six month net loss of $68 million, or $1.15 per share.

•	RevPAR for the six months increased 8.2 percent, compared to the same period in 2004. ADR made up 70 percent of our RevPAR growth for the period.

•	Hotel operating profit increased to $135 million for the first six months, compared to $119 million in the prior year period, an increase of 13 percent. Hotel operating profit margin during the six months was 21.7 percent, an increase of 120 basis points over the 20.5 percent margin during the first half of last year.
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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

           “Although a number of our key markets have recovered, other markets are just beginning to recover and are starting to show strong growth this year. Coupled with our portfolio repositioning, the recovery in many of our key markets has enabled our RevPAR growth to outperform the industry averages for the second quarter and year-to-date periods,” said Thomas J. Corcoran, Jr., FelCor’s President and CEO. “RevPAR and EBITDA in markets such as Los Angeles, San Diego, Minneapolis, New Orleans and Washington, D.C. have recovered. However, the recovery in the San Francisco Bay area, Chicago, northern New Jersey and Philadelphia markets has just begun and offers significant upside potential for our EBITDA growth, as these four high-quality, primary markets represent more than 17 percent of our room inventory.”
          Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Same-Store EBITDA, Funds From Operations (“FFO”), Adjusted FFO, Hotel Operating Profit and Hotel Operating Margin are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 7 for a reconciliation of each of these measures to our net loss and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Capital Structure:
          At June 30, 2005, we had $1.7 billion of debt outstanding with a weighted average life of five years, compared to $1.8 billion at December 31, 2004. Our cash and cash equivalents totaled approximately $125 million at the end of the quarter, compared to $119 million at year end.
          On April 8, 2005, we completed the issuance of 5.4 million depositary shares representing our 8% Series C preferred stock, with gross proceeds of $135 million. The gross proceeds were used to redeem a like number of depositary shares representing our 9% Series B preferred stock. In the second quarter, we recorded a reduction in net income applicable to common stockholders of $5 million for the original issuance cost of the Series B preferred shares redeemed. This transaction will reduce our preferred dividend obligations by approximately $1.4 million annually to $39 million. Following the redemption, we had approximately $34 million of our Series B preferred stock remaining outstanding.
Other Highlights:
          We expect our July total portfolio RevPAR to increase approximately eight percent, compared to the same period in 2004.
          During 2005, through July, we have sold five hotels for gross proceeds of $16 million. We also have one hotel under a firm sale contract for $38 million that is currently expected to close in the third quarter of 2005. During the second quarter, we completed the process of surrendering five of eight limited service hotels, owned by a consolidated joint venture with Interstate Hotels and Resorts, to their non-recourse mortgage holders. Two hotels were surrendered in July and the final hotel is expected to be transferred to the lender before the end of the third quarter. These eight hotels are generally located in depressed markets and are expected to generate negative cash flow for the foreseeable future. These hotels have an aggregate fair value less than the outstanding debt balance.
          After disposing of the previously mentioned hotels, we will have 13 hotels remaining that we are actively marketing for sale. Gross proceeds from the disposition of these hotels are expected to be approximately $107 million and we anticipate completing the sale of these hotels by mid-2006.
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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

          Our capital expenditures for the most recent quarter totaled $24 million.
          We declared and paid second quarter dividends on our Series A, Series B and Series C preferred stock.
2005 Guidance:
          As the result of our improving outlook, we have revised our guidance upward for the remainder of the year.
          We currently anticipate:
•	Adjusted EBITDA to be between $268 and $270 million for the full year and between $71 and $72 million for the third quarter;

•	RevPAR for the full year 2005 to increase 7.5 percent to 8.0 percent over 2004 RevPAR. For the third quarter, we expect RevPAR growth to be between 7.0 to 8.0 percent;

•	Adjusted FFO per share to be between $1.29 and $1.33 for 2005, and to be between $0.38 and $0.40 for the third quarter;

•	Net loss applicable to common stockholders to be between $57 million and $55 million, or $0.96 to $0.93 per share for the full year 2005, and $9 million and $8 million, or $0.15 to $0.13 for the third quarter; and

•	Capital expenditures for 2005, as previously stated, are expected to total approximately $100 million.
          “We are taking advantage of the robust demand growth and low supply growth. As we move through this lodging cycle with a higher quality portfolio, we expect strong RevPAR growth and further improvement in our operating margins,” said Richard A. Smith, FelCor’s Executive Vice President and Chief Financial Officer. “As a result of the better than expected lodging trends, we are pleased to raise guidance again for the remainder of 2005.”
          We have published our Second Quarter 2005 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter and six months ended June 30, 2005. Investors are encouraged to access the Supplemental Information on our Web site at www.felcor.com, on the Investor Relations page in the “Financial Reports” section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Vice President of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.
          FelCor is one of the nation’s largest hotel REITs and the nation’s largest owner of full service, all-suite hotels. FelCor’s portfolio is comprised of 130 consolidated hotels, located in 30 states and Canada. FelCor owns 68 upscale, all-suite hotels, and is the largest owner of Embassy Suites Hotels® and Doubletree Guest Suites® hotels. FelCor’s portfolio also includes 60 hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $3.2 billion. Additional information can be found on the Company’s Web site at www.felcor.com.
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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

          We invite you to listen to our Second Quarter 2005 Conference Call on Thursday, August 4, 2005, at 9:00 a.m. (Central Daylight Time). The conference call will be webcast simultaneously via FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “FelCor News” pages. A phone replay will be available from Thursday, August 4, 2005, at 12:00 noon (Central Daylight Time), through Friday, September 2, 2005, at 7:00 p.m. (Central Daylight Time), by dialing 877-244-9051 (access code is 5735). A recording of the call also will be archived and available at www.felcor.com.
          With the exception of historical information, the matters discussed in this news release include “forward looking statements” within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the anticipated continuation of the current economic recovery, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased fuel prices and security precautions, the impact that the bankruptcy of one or more major air carriers may have on our revenues and receivables, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Contact:
Thomas J. Corcoran, Jr., President and CEO	(972) 444-4901	tcorcoran@felcor.com
Richard A. Smith, Executive Vice President and CFO	(972) 444-4932	rsmith@felcor.com
Stephen A. Schafer, Vice President of Investor Relations	(972) 444-4912	sschafer@felcor.com
Monica L. Hildebrand, Vice President of Communications	(972) 444-4917	mhildebrand@felcor.com
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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues:
Hotel operating revenue:
Room	$262,294	$241,784	$500,837	$466,622
Food and beverage	47,154	45,021	88,810	85,194
Other operating departments	16,105	15,640	30,834	30,624
Retail space rental and other revenue	120	180	276	425

Total revenues	325,673	302,625	620,757	582,865

Expenses:
Hotel departmental expenses:
Room	67,105	63,661	128,721	123,352
Food and beverage	35,856	35,275	68,748	67,676
Other operating departments	8,142	7,869	15,367	15,231
Other property related costs	89,903	84,240	177,841	167,230
Management and franchise fees	16,887	15,863	31,687	30,179
Taxes, insurance and lease expense	32,524	29,628	63,341	59,543
Corporate expenses	4,728	4,380	9,269	7,742
Depreciation	30,485	28,027	60,093	56,503
Asset disposition costs	—	—	650	—

Total operating expenses	285,630	268,943	555,717	527,456

Operating income	40,043	33,682	65,040	55,409
Interest expense, net	(33,471)	(39,203)	(66,170)	(79,797)
Charge-off of deferred financing costs	—	(3,944)	—	(4,174)
Impairment	(732)	—	(732)	—
Loss on early extinguishment of debt	—	(28,246)	—	(28,246)
Gain on swap termination	—	1,005	—	1,005

Income (loss) before equity in income from unconsolidated entities, minority interests and gain on sale of assets	5,840	(36,706)	(1,862)	(55,803)
Equity in income from unconsolidated entities	3,837	2,691	4,968	3,673
Minority interests	111	1,617	975	2,764
Gain on sale of assets	389	—	389	—

Income (loss) from continuing operations	10,177	(32,398)	4,470	(49,366)
Discontinued operations	174	725	(2,133)	(3,006)

Net income (loss)	10,351	(31,673)	2,337	(52,372)
Preferred dividends	(9,809)	(8,970)	(19,900)	(15,696)
Issuance costs of redeemed preferred stock	(5,198)	—	(5,198)	—

Net loss applicable to common stockholders	$(4,656)	$(40,643)	$(22,761)	$(68,068)

Basic and diluted per common share data:
Net loss from continuing operations	$(0.08)	$(0.70)	$(0.35)	$(1.10)

Net loss	$(0.08)	$(0.69)	$(0.38)	$(1.15)

Weighted average common shares outstanding	59,404	58,950	59,363	58,952

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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

Discontinued Operations
(in thousands)
          Included in discontinued operations are the results of operations of the 18 hotels disposed of in 2004, two hotels designated as held for sale at June 30, 2005, and nine hotels disposed of in the first two quarters of 2005. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating revenue	$6,166	$32,811	$14,240	$68,186
Operating expenses	5,710	31,114	15,118	70,154

Operating income (loss)	456	1,697	(878)	(1,968)
Direct interest costs, net	(40)	(534)	(581)	(1,060)
Impairment loss	—	—	(559)	—
Loss on sale of assets	(234)	(1,214)	(214)	(941)
Minority interests	(8)	776	99	963

Income (loss) from discontinued operations	174	725	(2,133)	(3,006)
Depreciation	300	2,144	1,189	4,562
Minority interest in FelCor LP	8	37	(99)	(154)
Interest expense	40	536	583	1,064

EBITDA from discontinued operations	522	3,442	(460)	2,466
Loss on sale of assets	234	1,214	214	941
Impairment loss	—	—	559	—
Asset disposition costs	—	—	650	4,900

Adjusted EBITDA from discontinued operations	$756	$4,656	$963	$8,307

Selected Balance Sheet Data
(in thousands)

	June 30,	December 31,
	2005	2004
Investment in hotels	$3,887,365	$3,904,397
Accumulated depreciation	(994,414)	(948,631)

Investments in hotels, net of accumulated depreciation	$2,892,951	$2,955,766

Total cash and cash equivalents	$124,945	$119,310

Total assets	$3,294,836	$3,317,658

Total debt	$1,743,420	$1,767,122

Total stockholders’ equity	$1,309,272	$1,330,323

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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

Non-GAAP Financial Measures
          We refer in this press release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables set forth the adjustments made and reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and of the limitations upon such measures.
Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share and unit data)

	Three Months Ended June 30,
	2005			2004
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net income (loss)	$10,351			$(31,673)
Preferred dividends	(9,809)			(8,970)
Issuance costs of redeemed preferred stock	(5,198)			—

Net loss applicable to common stockholders	(4,656)	59,404	$(0.08)	(40,643)	58,950	$(0.69)
Depreciation from continuing operations	30,485		0.51	28,027		0.47
Depreciation from unconsolidated entities and discontinued operations	2,604		0.04	3,991		0.07
Loss (gain) on sale of assets	(155)		(0.00)	1,214		0.02
Minority interest in FelCor LP	(216)	2,788	(0.02)	(2,078)	3,033	(0.02)
Conversion of options and unvested restricted stock	—	339	—	—		—

FFO	28,062	62,531	$0.45	(9,489)	61,983	(0.15)
Charge-off of deferred debt costs	—		—	3,944		0.06
Early extinguishment of debt	—			28,246		0.46
Impairment	732		0.01	—		—
Issuance costs of redeemed preferred stock	5,198		0.08	—		—
Asset disposition costs	—		—	—		—
Gain on swap termination	—		—	(1,005)		(0.02)

Adjusted FFO	$33,992	62,531	$0.54	$21,696	61,983	$0.35

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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share and unit data)

	Six Months Ended June 30,
	2005			2004
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net income (loss)	$2,337			$(52,372)
Preferred dividends	(19,900)			(15,696)
Issuance costs of redeemed preferred stock	(5,198)			—

Net loss applicable to common stockholders	(22,761)	59,363	$(0.38)	(68,068)	58,952	$(1.15)
Depreciation from continuing operations	60,093		1.01	56,503		0.96
Depreciation from unconsolidated entities and discontinued operations	5,758		0.10	8,182		0.14
Loss (gain) on sale of assets	(175)		0.00	941		0.02
Minority interest in FelCor LP	(1,059)	2,788	(0.06)	(3,485)	3,033	(0.07)
Conversion of options and unvested restricted stock	—	319		—

FFO	41,856	62,470	0.67	(5,927)	61,985	(0.10)
Charge-off of deferred debt costs	—			4,174		0.07
Early extinguishment of debt	—			28,246		0.46
Issuance costs of redeemed preferred stock	5,198		0.08	—		—
Asset disposition costs	1,300		0.02	4,900		0.08
Gain on swap termination	—		—	(1,005)		(0.02)
Impairment	1,291		0.02	—		—

Adjusted FFO	$49,645	62,470	$0.79	$30,388	61,985	$0.49

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and Same-Store EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net income (loss)	$10,351	$(31,673)	$2,337	$(52,372)
Depreciation from continuing operations	30,485	28,027	60,093	56,503
Depreciation from unconsolidated entities and discontinued operations	2,604	3,991	5,758	8,182
Minority interest in FelCor Lodging LP	(216)	(2,078)	(1,059)	(3,485)
Interest expense	34,273	39,798	67,614	81,114
Interest expense from unconsolidated entities and discontinued operations	1,687	1,943	4,007	3,791
Amortization expense	755	519	1,352	1,022

EBITDA	79,939	40,527	140,102	94,755
Charge off of deferred debt costs	—	3,944	—	4,174
Early extinguishment of debt	—	28,246	—	28,246
Asset disposition costs	—	—	1,300	4,900
Loss (gain) on sale of assets	(155)	1,214	(175)	941
Gain on swap termination	—	(1,005)	—	(1,005)
Impairment	732	—	1,291	—

Adjusted EBITDA	80,516	72,926	142,518	132,011
Adjusted EBITDA from discontinued operations	(756)	(4,656)	(963)	(8,307)

Same-Store EBITDA	$79,760	$68,270	$141,555	$123,704

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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

Reconciliation of Estimated Net Loss to Estimated FFO and EBITDA
(in millions, except per share and unit data)

	Third Quarter 2005 Guidance				Full Year 2005 Guidance
	Low Guidance		High Guidance		Low Guidance		High Guidance
		Per Share		Per Share		Per Share		Per Share
	Dollars	Amount(a)	Dollars	Amount(a)	Dollars	Amount (a)	Dollars	Amount (a)
Net income (loss)	$1		$2		$(13)		$(11)
Preferred dividends	(10)		(10)		(39)		(39)
Issuance costs of redeemed preferred stock	—		—		(5)		(5)

Net loss applicable to common stockholders	(9)	$(0.15)	(8)	$(0.13)	(57)	$(.96)	(55)	$(.93)
Depreciation	33		33		133		133
Minority interest in FelCor LP	—		—		(2)		(2)
Issuance costs of redeemed preferred stock	—		—		5		5

FFO	24	0.38	25	0.40	79	1.26	81	1.29
Asset disposition costs	—		—		1		1
Impairment	—		—		1		1

Adjusted FFO	$24	$0.38	$25	$0.40	$81	$1.29	$83	$1.33

Net income (loss)	1		2		(13)		$(11)
Depreciation	33		33		133		133
Minority interest in FelCor LP	—		—		(2)		(2)
Interest expense	34		34		137		137
Interest expense from unconsolidated entities	2		2		8		8
Amortization expense	1		1		3		3

EBITDA	71		72		266		268
Asset disposition costs	—		—		1		1
Impairment	—		—		1		1

Adjusted EBITDA	$71		$72		$268		$270

(a)	Weighted average shares are 59.4 million. Adding minority interest and unvested restricted stock of 3.3 million shares to weighted average shares, provides the weighted average shares and units of 62.7 million used to compute FFO per share.
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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

Hotel Operating Profit and Hotel Operating Margin
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Total revenue	$325,673	$302,625	$620,757	$582,865
Retail space rental and other revenue	(120)	(180)	(276)	(425)

Hotel revenue	325,553	302,445	620,481	582,440
Hotel operating expenses	(250,417)	(236,536)	(485,705)	(463,211)

Hotel operating profit	$75,136	$65,909	$134,776	$119,229

Hotel operating margin	23.1%	21.8%	21.7%	20.5%
Hotel Operating Expense Composition
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Hotel departmental expenses:
Room	$67,105	$63,661	$128,721	$123,352
Food and beverage	35,856	35,275	68,748	67,676
Other operating departments	8,142	7,869	15,367	15,231
Other property related costs:
Administrative and general	29,406	27,874	57,893	54,982
Marketing and advertising	27,553	25,946	53,859	50,874
Repairs and maintenance	17,518	16,314	34,495	32,666
Energy	15,426	14,106	31,594	28,708
Taxes, insurance and lease expense	32,524	29,628	63,341	59,543

Total other property related costs	122,427	113,868	241,182	226,773
Management and franchise fees	16,887	15,863	31,687	30,179

Hotel operating expenses	$250,417	$236,536	$485,705	$463,211

Reconciliation of total operating expense to hotel operating expense:
Total operating expenses	$285,630	$268,943	$555,717	$527,456
Corporate expenses	(4,728)	(4,380)	(9,269)	(7,742)
Depreciation	(30,485)	(28,027)	(60,093)	(56,503)
Asset disposition costs	—	—	(650)	—

Hotel operating expenses	$250,417	$236,536	$485,705	$463,211

Supplemental information:
Compensation and benefits expense (included in hotel operating expenses)	$100,618	$97,084	$196,571	$189,629

          Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.
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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

FFO and EBITDA
          The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.
          EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
          We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Adjusted EBITDA and Same-Store EBITDA, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.
•	Gains and losses related to early extinguishment of debt and interest rate swaps — We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

•	Impairment losses — We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•	Cumulative effect of a change in accounting principle — Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.
          In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.
          To derive Same-Store EBITDA, we make the same adjustments to EBITDA as for Adjusted EBITDA and, additionally, exclude EBITDA from discontinued operations and gains and losses on the disposition of non-hotel related assets.
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FelCor Lodging Trust Second Quarter 2005 Operating Results
August 3, 2005

Hotel Operating Profit and Operating Margin
          Hotel operating profit and operating margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that hotel operating profit and operating margin is useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present hotel operating profit and hotel operating margin by eliminating corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets.
Use and Limitations of Non-GAAP Measures
          Our management and Board of Directors use FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. Same-Store EBITDA is used to provide investors with supplemental information as to the ongoing operating performance of our hotels without regard to those hotels sold or held for sale at the date of presentation.
          The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin, as presented by us, may not be comparable to FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation, interest and capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
          These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA, Adjusted EBITDA or Same-Store EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.
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